UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2020

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas (Address of Principal Executive Offices)	77046 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On June 26, 2020, Occidental Petroleum Corporation (the “Company”) announced that the Board of Directors (the “Board”) declared a distribution to holders of its common stock, par value $0.20 per share (“Common Stock”), in the form of warrants (the “Warrants”) to purchase shares of the Company’s Common Stock. The Warrants will be distributed on August 3, 2020, to the holders of record of Common Stock as of the close of business on July 6, 2020 (the “Record Date”).

Pursuant to the terms of the declaration and the terms of the Warrant Agreement, dated as of July 24, 2020, between the Company and Equiniti Trust Company, as Warrant Agent (the “Warrant Agreement”), each holder of record of Common Stock as of the Record Date will receive a number of Warrants equal to the number of shares of Common Stock held of record multiplied by 0.125 (expected to be approximately 114.8 million Warrants in the aggregate, excluding Warrants issued in connection with outstanding equity-based incentive awards). Fractional Warrants will not be issued but in lieu thereof the Warrant Agent will sell at the then-prevailing market prices a number of Warrants representing the aggregate amount of fractional Warrants that otherwise would have been issued and distribute the aggregate net cash proceeds of the sales (without interest and computed to the nearest cent) ratably to those holders of record of Common Stock who would otherwise have received fractional Warrants.

Each Warrant will represent the right to purchase one share of Common Stock for cash at an initial exercise price of $22.00 per share. The initial exercise price and the number of shares of Common Stock issuable upon exercise are subject to certain anti-dilution adjustments, including for stock splits, reclassifications, noncash distributions, cash dividends on the Common Stock other than quarterly dividends, pro rata repurchases of Common Stock and certain issuances of Common Stock (or securities exercisable or convertible into or exchangeable for Common Stock) at a price (or having a conversion price) that is less than 95% of the market price of the Common Stock. In addition, the Company may decrease the exercise price for any reason the Board considers to be advisable. In the event of certain business combinations or reclassifications, the right to receive Common Stock upon exercise of a Warrant will be changed into a right to acquire the type and amount of securities or other property or assets that a Warrant holder would have been entitled to receive had such Warrant holder exercised its Warrant immediately prior to such business combination or reclassification. The Warrants may be exercised on any business day prior to 5:00 p.m., New York City time, on August 3, 2027 (or if that date is not a business day, the next business day) (the “Expiration Date”), by delivering a completed form of election to purchase Common Stock and payment of the then-current exercise price in cash to the Warrant Agent. Upon such delivery, the Company will issue such whole number of shares of Common Stock as the exercising Warrant holder is entitled to receive, together with cash in lieu of fractional shares of Common Stock (without interest and computed to the nearest cent) otherwise issuable in connection with the exercise of the Warrant. The Company has applied to list the Warrants on the New York Stock Exchange.

The Warrants will be exercisable only if there is an effective shelf registration statement registering the issuance of Common Stock upon exercise that is not subject to suspension pursuant to the Warrant Agreement and only if the shares of Common Stock issuable upon exercise are qualified for sale or exempt from qualification under the applicable securities laws of any relevant states or other jurisdictions.  The Company has agreed in the Warrant Agreement to use commercially reasonable efforts to cause a shelf registration statement covering the issuance of Common Stock upon exercise of the Warrants to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date. The Company may suspend the availability of the registration statement relating to the Warrants from time to time for a maximum of 45 days in a given 365-day period, if the Board determines that such a suspension would be necessary to comply with applicable laws and the Company provides notice to the holders of the Warrants. If the registration is so suspended in the 45 days prior to the Expiration Date of the Warrants, the Expiration Date of the Warrants will be delayed for a number of days equal to the number of days during such 45-day period that the registration statement was suspended.

The foregoing description of the Warrants and the Warrant Agreement is only a summary and is qualified in its entirety by reference to the complete description of the terms of the Warrants set forth in the Warrant Agreement (including the Form of Warrant attached thereto), which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

The distribution of the Warrants will trigger anti-dilution adjustments to the Company’s outstanding equity-based incentive awards and the Company’s previously-issued warrants to purchase shares of Common Stock.

U.S. Federal Income Tax Treatment

We intend to treat the distribution of the Warrants as a taxable distribution for U.S. federal income tax purposes in an amount equal to the fair market value of the Warrants at the time of distribution.

Accordingly, non-U.S. holders of Common Stock will be subject to U.S. federal withholding tax at a rate of 30% (or lower treaty rate, if applicable) on the fair market value of the Warrants that would otherwise be delivered to them.  Such non-U.S. holders should expect applicable withholding agents (including the Warrant Agent, the Company, the Company’s agents, brokers and other intermediaries) will retain and sell a portion of the Warrants, or otherwise debit the relevant account, to fund the required withholding tax payment.  U.S. holders of Common Stock that have provided proper certification to the applicable withholding agent will not be subject to withholding.

The proper treatment of the distribution of the Warrants under U.S. federal income tax law is complex and may be uncertain in certain respects. Holders of Common Stock should consult their own tax advisors regarding the possible treatment of the distribution as tax-free for U.S. federal income tax purposes, including the possibility of filing with the U.S. Internal Revenue Service a claim for refund of any taxes withheld.

The number of shares of Common Stock that a holder is entitled to receive upon exercise of a Warrant and the exercise price of the Warrant are subject to certain anti-dilution and other adjustments, as described above.  Certain of these adjustments (including adjustments as a result of a taxable distribution to holders of any class of stock of the Company) could cause a holder to be deemed to receive a “constructive distribution” that is includible in income for U.S. federal income tax purposes. Non-U.S. holders would generally be subject to U.S. federal withholding tax on such a constructive distribution, which may be withheld from any amounts owed to a holder, including from shares of our Common Stock to be delivered upon exercise of the Warrants.

Holders of our Common Stock should consult their own tax advisor regarding the U.S. federal and other tax consequences of the distribution of the Warrants.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Warrant Agreement (including Form of Warrant), dated July 24, 2020, between the Company and Equiniti Trust Company, as Warrant Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Nicole E. Clark
Nicole E. Clark
Date: July 24, 2020		Vice President, Deputy General Counsel and Corporate Secretary